UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2009

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2009 Lawson Products, Inc. (the "Company") and certain of its subsidiaries (together with the Company, the "Borrowers") entered into a Credit Agreement ("Credit Agreement") as borrowers with The PrivateBank and Trust Company as agent and lender. The Credit Agreement provides the Company with a total borrowing capacity of $55.0 million in the form of revolving loans and letters of credit and expires on August 21, 2012. Additionally, the Borrowers have a one-time option, subject to the agent’s consent, to increase the maximum borrowing capacity by up to $20.0 million, thus making the maximum borrowing capacity $75.0 million. The Credit Agreement is secured by the each Borrower’s cash, accounts receivable and inventory. Each Borrower has agreed not to place any lien on its real estate.

The interest rate is initially set at either LIBOR plus 3.0% or the prime rate through December 31, 2009. Thereafter, the interest rate will be adjusted based on the Company’s debt to EBITDA ratio.

The Credit Agreement restricts the amount of annual dividends to $7.0 million. The Credit Agreement requires the Borrowers to comply with certain financial covenants, including minimum EBITDA and tangible net worth levels, and a minimum debt service coverage ratio. The Credit Agreement also contains other customary representations, warranties, covenants and events of default.

A copy of the Credit Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On August 21, 2009, the Company terminated the First Amended and Restated Credit Agreement with Bank of America, N.A. dated as of November 7, 2008 and paid all outstanding loans under such credit agreement. No prepayment penalties were incurred as part of the termination.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8−K with respect to the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement dated as of August 21, 2009, by and among Lawson Products, Inc. and certain of its subsidiaries and The PrivateBank And Trust Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

August 25, 2009	By:	F. Terrence Blanchard

Name: F. Terrence Blanchard
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of August 21, 2009, by and among Lawson Products, Inc. and certain of its subsidiaries and The PrivateBank And Trust Company.